Exhibit 4(p)
NINTH SUPPLEMENTAL INDENTURE
     THIS NINTH SUPPLEMENTAL INDENTURE (this “Ninth Supplemental Indenture”) dated as of December 31, 2009, among Northrop Grumman Space & Mission Systems Corp.(formerly known as TRW Inc.), an Ohio corporation (the “Company”); The Bank of New York Mellon, a New York state chartered bank, as successor trustee (“Trustee”) to JPMorgan Chase Bank and to Mellon Bank, N.A.; Northrop Grumman Corporation, a Delaware corporation (“NGC”); and Northrop Grumman Systems Corporation, a Delaware corporation (“NGSC”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture (as defined below).
     WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of May 1, 1986 (the “Original Indenture”), as amended by the First Supplemental Indenture dated as of August 24, 1989, the Second Supplemental Indenture dated as of June 2, 1999, the Third Supplemental Indenture dated as of June 2, 1999, the Fourth Supplemental Indenture dated as of June 2, 1999, the Fifth Supplemental Indenture dated as of June 2, 1999, the Sixth Supplemental Indenture dated as of June 23, 1999, the Seventh Supplemental Indenture dated as of June 23, 1999 and the Eighth Supplemental Indenture dated as of March 27, 2003, between the Company and the Trustee (collectively, the “Supplemental Indentures”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”) (the Original Indenture, as amended by the Supplemental Indentures, is herein called the “Indenture”);
     WHEREAS, Section 11.01(a) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company under the Indenture and contained in the Securities pursuant to Article Twelve of the Original Indenture.
     WHEREAS, NGSC and the Company are both wholly-owned direct subsidiaries of NGC;
     WHEREAS, NGC desires to simplify its organizational structure by contributing all of the outstanding shares of capital stock of the Company to NGSC, after which the Company will be merged into NGSC pursuant to Section 251 of the Delaware General Corporation Law (the “Merger”), effective at 11:59 p.m. on December 31, 2009;
     WHEREAS, the Company and NGSC propose in and by this Ninth Supplemental Indenture to supplement and amend the Indenture in certain respects to evidence the succession of NGSC to the Company and the assumption by NGSC of the covenants, agreements and obligations of the Company under the Indenture and contained in the Securities pursuant to Article Twelve of the Indenture;

     WHEREAS, pursuant to the Eighth Supplemental Indenture, NGC agreed to enter into and become bound by the terms of its Guarantee dated as of March 27, 2003 (the “Guarantee”) in favor of the Trustee for the Holders of the Securities; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Ninth Supplemental Indenture and has certified that all requirements necessary to make this Ninth Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Ninth Supplemental Indenture has been duly authorized in all respects.
     NOW, THEREFORE, NGC, NGSC and the Company covenant and agree to and with the Trustee, for the equal and proportionate benefit of all present and future Holders of the Securities, as follows:
1.	Assumption of Obligations by NGSC and Guarantee of the Obligations by NGC.

NGSC hereby agrees that upon consummation of the Merger, NGSC shall assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed, observed or satisfied by the Company. NGC understands and agrees that under Section 2(f) of the Guarantee, its obligations under the Guarantee remain absolute and unconditional irrespective of any change or termination of the existence of the Company, and that upon consummation of the Merger, the Guarantee shall continue in full force and effect. NGSC hereby represents that immediately after the Merger, no Event of Default shall have occurred or be continuing and that it shall not immediately after the Merger have outstanding any secured Debt not permitted by Section 5.05 of the Indenture.
2.	Acknowledgement of Trustee.

The Trustee hereby acknowledges receipt of the following documents pursuant to the provisions of the Indenture:
(a)	An Officers’ Certificate of the Company as required by Sections 12.04 and 15.05 of the Indenture and an Opinion of Counsel as required by Sections 11.03, 12.04 and 15.05 of the Indenture.

(b)	A copy of a Board Resolution of each of the Company and NGSC authorizing the execution of this Ninth Supplemental Indenture, as required by Section 11.01 of the Indenture.
3.	Incorporation by Reference.

This Ninth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

4.	Headings.

The headings of this Ninth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

5.	Successors and Assigns.

All covenants and agreements in this Ninth Supplemental Indenture by NGC, NGSC and the Company shall bind their successors and assigns, whether so expressed or not.

6.	Severability.

In case any provision of one or more of the provisions contained in this Ninth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Ninth Supplemental Indenture, but this Ninth Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

7.	Governing Law.

THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.	Additional Supplemental Indentures.

Nothing contained herein shall impair the rights of the parties to enter into one or more additional supplemental indentures in the manner provided in the Indenture.

9.	Counterparts.

This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

10.	Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company, NGC and NGSC, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture.

11.	Notice to Trustee.

NGSC shall give the Trustee prompt notice of the consummation of the Merger.

12.	Notices.

For purposes of Section 15.03 of the Indenture, the address of NGSC shall be as follows:

Northrop Grumman Systems Corporation 1840 Century Park East Los Angeles, CA 90067 Attention: Mark Rabinowitz, Corporate Vice President and Treasurer
     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of December 31, 2009.

NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.

/s/ Mark Rabinowitz

By:	Mark Rabinowitz
Its:	Treasurer

Attest:

/s/ Kathleen M. Salmas

By:	Kathleen M. Salmas
Its:	Secretary

NORTHROP GRUMMAN CORPORATION

/s/ Mark Rabinowitz

By:	Mark Rabinowitz
Its:	Corporate Vice President and Treasurer

Attest:

/s/ Kathleen M. Salmas

By:	Kathleen M. Salmas
Its:	Assistant Secretary

NORTHROP GRUMMAN SYSTEMS CORPORATION

/s/ Mark Rabinowitz

By:	Mark Rabinowitz
Its:	Treasurer

Attest:

/s/ Kathleen M. Salmas

By:	Kathleen M. Salmas
Its:	Secretary

THE BANK OF NEW YORK MELLON, as Trustee

/s/ Lawrence J. O’Brien

By:	Lawrence J. O’Brien
Its:	Vice President